Exhibit 5.1

June 20, 2016

AmeriGas Partners, L.P.

AmeriGas Finance Corp.

460 North Gulph Road

King of Prussia, Pennsylvania 19406

  RE:     AmeriGas Partners, L.P. and AmeriGas Finance Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is rendered at the request of AmeriGas Partners, L.P., a Delaware limited partnership, and AmeriGas Finance Corp., a Delaware corporation (the “Issuers”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the potential offer and sale, from time to time, as set forth in the prospectus contained in the Registration Statement and as shall be set forth in one or more supplements to the Prospectus of one or more series of the Issuers’ senior debt securities (the “Debt Securities”). The Debt Securities will be issued from time to time under an Indenture to be executed by the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement, the proposed form of the Indenture, originals, or copies certified or otherwise identified to our satisfaction, of AmeriGas Partners, L.P.’s Certificate of Limited Partnership and Fourth Amended and Restated Agreement of Limited Partnership, dated as of July 27, 2009, as amended by Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership dated as of March 13, 2012, and Amendment No. 2 to Fourth Amended and Restated Agreement of Limited Partnership dated as of July 27, 2015, and AmeriGas Finance Corp.’s Articles of Incorporation and Bylaws, and such other documents, records and instruments of the Issuers as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that, when the specific terms of a particular issuance of the Debt Securities have been duly authorized by the Issuers and established in accordance with the terms of the Indenture, and such Debt Securities have been duly executed, authenticated by the Trustee, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the Indenture, such Debt Securities will constitute valid and binding obligations of the Issuers.

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

The opinions expressed herein are limited to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/    Morgan, Lewis & Bockius LLP